Exhibit 99.2
TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Cash Flows
To Reflect Discontinued Operations
(Unaudited)

	For the Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$154,602	$177,162	$164,387
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(56,486)	(208,817)	(94,630)
Depreciation expense	58,748	42,745	38,327
Amortization expense of intangible assets	45,163	19,438	9,412
Amortization expense of deferred financing costs	5,330	6,946	1,332
In-process research and development charge	—	30,000	—
Stock-based compensation	8,464	7,352	5,722
Net (gain) loss on sales of businesses and assets	(296)	1,110	732
Impairment of long-lived assets	10,399	3,868	8,305
Impairment of goodwill	—	2,448	1,003
Other	13,110	5,132	(535)
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	11,143	1,083	21,696
Inventories	(14,298)	55,929	(368)
Prepaid expenses and other current assets	4,455	(707)	(9,874)
Accounts payable and accrued expenses	2,509	18,202	(8,030)
Income taxes payable and deferred income taxes	(137,187)	72,438	(7,188)

Net cash provided by operating activities from continuing operations	105,656	234,329	130,291

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	92,897	1,620,000	—
Reduction in long-term borrowings	(226,687)	(463,391)	(7,031)
Payments of debt issuance and amendment costs	(656)	(21,565)	—
(Decrease) increase in notes payable and current borrowings	(492)	1,321	(59,912)
Proceeds from stock compensation plans	7,955	24,171	11,952
Payments to noncontrolling interest shareholders	(739)	(189)	(129)
Purchase of treasury stock	—	—	(93,552)
Dividends	(53,047)	(48,929)	(44,096)

Net cash (used in) provided by financing activities from continuing operations	(180,769)	1,111,418	(192,768)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(35,169)	(41,383)	(35,001)
Proceeds from sales of businesses and assets	8,464	702,314	3,644
Payments for businesses and intangibles acquired, net of cash acquired	(6,083)	(2,174,517)	(28,002)
(Investments in) proceeds from affiliates	(320)	446	2,597
Working capital payment for divested businesses	—	—	(6,029)

Net cash used in investing activities from continuing operations	(33,108)	(1,513,140)	(62,791)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities	65,513	159,259	214,371
Net cash used in financing activities	(37,240)	(25,959)	(57,337)
Net cash used in investing activities	(6,343)	(26,455)	(37,717)

Net cash provided by discontinued operations	21,930	106,845	119,317

Effect of exchange rate changes on cash and cash equivalents	(7,776)	13,481	14,824

Net (decrease) increase in cash and cash equivalents	(94,067)	(47,067)	8,873
Cash and cash equivalents at the beginning of the period	201,342	248,409	239,536

Cash and cash equivalents at the end of the period	$107,275	$201,342	$248,409

TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Cash Flows
To Reflect Discontinued Operations
(Unaudited)

	2009 Year to Date
	March 29,	June 28,
	2009	2009
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$225,607	$232,379
Adjustments to reconcile net income to net cash used in operating activities:
Income from discontinued operations	(200,510)	(172,763)
Depreciation expense	14,186	28,598
Amortization expense of intangible assets	10,918	21,795
Amortization expense of deferred financing costs	2,641	3,610
Stock-based compensation	2,202	4,138
Net loss on sales of businesses and assets	2,597	2,597
Impairment of long-lived assets	—	2,474
Impairment of goodwill	—	6,728
Other	749	2,986
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(15,635)	2,993
Inventories	(10,961)	(7,308)
Prepaid expenses and other current assets	1,822	1,592
Accounts payable and accrued expenses	(34,662)	(36,024)
Income taxes payable and deferred income taxes	(5,335)	(116,058)

Net cash used in operating activities from continuing operations	(6,381)	(22,263)

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	10,000	10,000
Reduction in long-term borrowings	(249,178)	(249,178)
Decrease in notes payable and current borrowings	(659)	(651)
Proceeds from stock compensation plans	367	367
Payments to noncontrolling interest shareholders	(295)	(295)
Dividends	(13,511)	(27,014)

Net cash used in financing activities from continuing operations	(253,276)	(266,771)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(6,985)	(15,012)
Proceeds from sales of businesses and assets	296,883	300,000
Payments for businesses and intangibles acquired, net of cash acquired	(1,108)	(541)

Net cash provided by investing activities from continuing operations	288,790	284,447

Cash Flows from Discontinued Operations:
Net cash provided by operating activities	19,110	20,634
Net cash used in financing activities	(11,075)	(11,075)
Net cash used in investing activities	(1,138)	(1,169)

Net cash provided by discontinued operations	6,897	8,390

Effect of exchange rate changes on cash and cash equivalents	(254)	3,192

Net increase in cash and cash equivalents	35,776	6,995
Cash and cash equivalents at the beginning of the period	107,275	107,275

Cash and cash equivalents at the end of the period	$143,051	$114,270

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